Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 28, 2007 relating to the financial statements, management’s assessments of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of L-3 Communications Holdings, Inc. and L-3 Communications Corporation and subsidiaries, which appears in L-3 Communications Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2006.

We also consent to the incorporation by reference in this Registration Statement of our reports dated June 26, 2007 relating to the financial statements, which appear in the Annual Reports on Form 11-K of the L-3 Communications Master Savings Plan and the Aviation Communications & Surveillance Systems 401(k) Plan for the year ended December 31, 2006.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
New York, New York
June 27, 2007